UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2012, Pernix Therapeutics Holdings, Inc. (the “Company”) entered into a controlled equity offering sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor, acting as agent, but in no event more than 5,000,000 shares of common stock. Sales of our common stock through Cantor, if any, will be made on the NYSE Amex by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Cantor and us. Cantor will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay Cantor a commission rate of 3.0% of the gross sales price per share of any common stock sold through Cantor as agent under the Sales Agreement. We have also agreed to reimburse Cantor for certain expenses incurred in connection with entering into the Sales Agreement and have provided Cantor with customary indemnification rights. The Company will use the proceeds of this financing to provide funding for future acquisitions and for general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into our shelf registration statement on Form S-3 (File No. 333-174629) previously filed with the Securities and Exchange Commission.

Item 8.01	Other Events

United States District Court for the Eastern District of Texas, Civil Action No. 6:12-cv-00027-LED

On January 19, 2012, plaintiffs, Merck & Cie, South Alabama Medical Science Foundation, and Pamlab, L.L.C., filed suit seeking unspecified damages and injunctive relief against our wholly-owned subsidiary, Macoven Pharmaceuticals, for infringement of U.S. Patent Nos. 5,997,915, 6,254,904, 6,673,381, 7,172,778, 7,674,490, and 6,011,040 based on Macoven’s commercialization of the following products:  Vitaciric-B; ALZ-NAC; L-methylfolate PNV; L-methylfolate calcium 7.5 mg; and L-methylfolate calcium 15 mg. While formal discovery has not yet commenced, the Company believes it has meritorious defenses to the substantive allegations asserted and intends to aggressively defend itself in these proceedings.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this current report on Form 8-K are listed below and in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

Exhibit No.	Description

5.1	Opinion of McGuire Woods LLP.

10.1	Sales Agreement, dated February 10, 2012, between Pernix Therapeutics Holdings, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of McGuire Woods LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer and President
Dated: February 10, 2012

Exhibit Index

Exhibit No.	Description
5.1	Opinion of McGuire Woods LLP.
10.1	Sales Agreement, dated February 10, 2012, between Pernix Therapeutics Holdings, Inc. and Cantor Fitzgerald & Co.
23.1	Consent of McGuire Woods LLP (included in Exhibit 5.1).